Exhibit 99.1

FOR IMMEDIATE RELEASE

Otonomy Reports Fourth Quarter and Full Year 2015 Financial Results and Provides Corporate Update

Company to Host Conference Call and Webcast Today at 4:30 p.m. ET.

SAN DIEGO, March 7, 2016 — Otonomy, Inc. (NASDAQ: OTIC), a biopharmaceutical company focused on the development and commercialization of innovative therapeutics for diseases and disorders of the ear, today reported financial results for the quarter and year ended December 31, 2015 and provided an update on its corporate activities and product pipeline. The company will host a webcast and conference call today at 4:30 p.m. ET to discuss recent highlights and financial results.

Fourth Quarter 2015 and Subsequent Highlights

•	Obtained FDA Approval and Initiated Commercial Launch of OTIPRIO™ for the Treatment of Pediatric Patients Undergoing Tympanostomy Tube Placement Surgery: In December 2015, the U.S. Food and Drug Administration (FDA) approved OTIPRIO (ciprofloxacin otic suspension) for the treatment of pediatric patients with bilateral otitis media with effusion undergoing tympanostomy tube placement (TTP). Hiring and training of Otonomy’s 40-person salesforce is complete, and sales calls are underway. The company is targeting approximately 2,000 physicians and 800 facilities that account for nearly 70% of the one million TTP procedures performed each year in the U.S. In March 2016, the company announced the availability of OTIPRIO for purchase. The company also submitted applications to the Centers for Medicare and Medicaid Services (CMS) requesting the assignment of both a unique J code and C code for OTIPRIO.

•	Advanced Clinical Development of OTIPRIO in Two Expansion Indications: In December 2015, Otonomy announced the completion of a Phase 2 clinical trial for patients with acute otitis externa (swimmer’s ear) that demonstrated a clinical cure rate of greater than 80% for patients treated with a 0.2mL dose. The company intends to meet with the FDA to discuss the requirements for registration of OTIPRIO in this indication and then initiate the required clinical program in the first half of 2016. In 2015, Otonomy also completed a Phase 2 feasibility trial for OTIPRIO in pediatric patients with acute otitis media with tympanostomy tubes (AOMT), and in March 2016, the company announced the initiation of a second Phase 2 trial to identify the preferred dose for further development.

•	Initiated Patient Enrollment in OTO-104 Phase 3 Clinical Program for Ménière’s Disease and Announced Plan to Pursue Hearing Loss Indication: In November 2015, Otonomy initiated patient enrollment in a U.S. Phase 3 clinical trial of OTO-104 in Ménière’s disease. The company expects to initiate a second Phase 3 clinical trial in the European Union during the first quarter of 2016. In January 2016, Otonomy announced the publication of a preclinical study supporting the evaluation of OTO-104 in the prevention of hearing loss in cancer patients undergoing chemotherapy with platinum-based agents. The company has completed a pre-IND review by the FDA and expects to initiate a Phase 2 clinical trial in pediatric patients receiving cisplatin treatment in the second half of 2016.

•	Initiated Phase 1 Clinical Safety Trial of OTO-311, Product Candidate for Tinnitus: In November 2015, Otonomy initiated enrollment of healthy subjects in a Phase 1 clinical safety trial of OTO-311. OTO-311 is a sustained-exposure formulation of the potent and selective N-Methyl-D-Aspartate (NMDA) receptor antagonist gacyclidine which is being developed as a potential treatment for tinnitus. OTO-311 is given as a single unilateral intratympanic injection.

•	Initiated Development on Fourth Program that Targets Age-Related Hearing Loss: In October 2015, Otonomy announced the acquisition of rights to multiple product candidates and initiation of formulation and preclinical development activities for a fourth program addressing sensorineural hearing loss. The company believes that this indication which includes age-related hearing loss represents the largest market opportunity within the otology field. This effort is focused on several possible treatment approaches including the repair of ribbon synapses and the regeneration of cochlear hair cells.

•	Raised $115 Million in Gross Proceeds from Public Offering of Common Stock: In January 2016, Otonomy announced the closing of an underwritten public offering of 5,750,000 shares of its common stock (including 750,000 shares sold pursuant to the underwriters’ full exercise of their option to purchase additional shares) at a price to the public of $20.00 per share. Total gross proceeds were $115 million before deducting underwriting discounts, commissions and other offering expenses.

“During 2015 we achieved a number of significant milestones including receiving FDA approval of OTIPRIO for use in pediatric patients during ear tube surgery, initiating Phase 3 for OTO-104 in Ménière’s disease, initiating clinical development of OTO-311 for tinnitus, and acquiring assets and expanding our pipeline with the initiation of preclinical development of a fourth program targeting age-related hearing loss,” said David A. Weber, Ph.D., president and CEO of Otonomy. “We are focused on driving a successful launch of OTIPRIO and to that end, we have hired, trained, and deployed our highly experienced salesforce who are now calling on target customers. In addition, our recent financing has enabled us to expand the scope of our development efforts in 2016 to include a registration program for OTIPRIO in acute otitis externa and the initiation of a Phase 2 trial for OTO-104 in pediatric patients undergoing cisplatin chemotherapy treatment. We look forward to providing updates on OTIPRIO’s commercial launch which we believe, together with our advancing pipeline, should build significant value for shareholders throughout 2016.”

Anticipated Upcoming Milestones

•	Initiation of the EU Phase 3 clinical trial for OTO-104 in patients with Ménière’s disease is expected to occur during the first quarter of 2016.

•	Completion of discussions with the FDA and initiation of a Phase 3 program for OTIPRIO in patients with acute otitis externa is expected during the first half of 2016.

•	Completion of a Phase 2 clinical trial of OTIPRIO in AOMT patients is expected in the second half of 2016.

•	Completion of the Phase 1 clinical safety trial for OTO-311 is expected in the first half of 2016 with initiation of a Phase 2 clinical trial in tinnitus patients expected in the second half of 2016.

•	Initiation of a Phase 2 clinical trial for OTO-104 in pediatric patients undergoing cisplatin chemotherapy treatment is expected in the second half of 2016.

Fourth Quarter and Full Year 2015 Financial Highlights

•	Cash Position: Cash, cash equivalents, and short-term investments totaled $184.8 million as of December 31, 2015, compared to $156.0 million as of December 31, 2014. This total for 2015 does not include proceeds of $107.6 million net of underwriting discounts, commissions and offering-related transaction costs from a public offering completed in January 2016.

•	Operating Expenses: GAAP operating expenses were $21.1 million for the fourth quarter of 2015, compared to $9.9 million for the fourth quarter of 2014. For the full year 2015, GAAP operating expenses were $62.0 million compared to $39.6 million for 2014. Non-GAAP operating expenses, which exclude stock-based compensation expense, were $18.8 million for the fourth quarter of 2015, compared to $9.1 million for the fourth quarter of 2014. For the full year 2015, non-GAAP operating expenses were $54.3 million compared to $37.9 million for 2014

•	Research and Development Expenses: GAAP research and development (R&D) expenses for the fourth quarter of 2015 were $13.3 million, compared to $7.2 million for the fourth quarter of 2014. The increase was primarily a result of increased personnel costs, including stock-based compensation expense, increased preclinical and clinical development expenses for OTO-311 and costs for label expansion indication studies for OTIPRIO that began during 2015. The increase was partially offset by lower clinical trial-related expenses for OTO-104 following the completion of enrollment in the Phase 2b clinical trial during December 2014. For the full year 2015, GAAP R&D expenses were $38.8 million compared to $31.8 million for 2014. Non-GAAP R&D expenses were $12.4 million for the fourth quarter of 2015, compared to $6.9 million for the fourth quarter of 2014. For the full year 2015, non-GAAP R&D expenses were $35.8 million compared to $31.0 million for 2014.

•	General and Administrative Expenses: GAAP general and administrative (G&A) expenses in the fourth quarter of 2015 were $7.8 million, compared to $2.7 million for the fourth quarter of 2014. The increase was primarily attributable to increased personnel costs, including stock-based compensation expense, expanded operating activities and costs related to commercial preparation activities. For the full year 2015, GAAP G&A expenses were $23.2 million compared to $7.8 million for 2014. Non-GAAP G&A expenses were $6.4 million for the fourth quarter of 2015, compared to $2.2 million for the fourth quarter of 2014. For the full year 2015, non-GAAP G&A expenses were $18.5 million compared to $6.9 million for 2014.

•	Financial Guidance: Otonomy does not plan to update its financial guidance for 2016 until completion of the end-of-phase 2 meeting with the FDA for OTIPRIO in otitis externa and clarification of the program’s scope and expense. Previously the company said it expects 2016 non-GAAP operating expenses in the range of $90-$95 million.

Non-GAAP Financial Measures

In this press release, Otonomy’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Non-GAAP financial results exclude stock-based compensation expense. These non-GAAP results are provided as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in the company’s business, are important in comparing current results with prior period results and provide additional information regarding the company’s financial position. Management also uses these non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally and to manage the company’s business and to evaluate its performance. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial information.

Conference Call and Webcast

Otonomy management will host a webcast and conference call regarding this announcement at 4:30 p.m. ET/1:30 p.m. PT today. The live call may be accessed by dialing (877) 305-6769 for domestic callers and (678) 562-4239 for international callers with conference code number: 61289571. A live webcast and archive of the call will be available from the investor relations section of the company website at www.otonomy.com. A telephone replay of the call will be available by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers and entering the conference code number: 61289571.

About Otonomy

Otonomy is a biopharmaceutical company focused on the development and commercialization of innovative therapeutics for diseases and disorders of the ear. OTIPRIO (ciprofloxacin otic suspension) is approved in the United States for use during tympanostomy tube placement surgery in pediatric patients, and commercial launch commenced in March 2016. OTO-104 is a steroid in development for the treatment of Ménière’s disease and other severe balance and hearing disorders. A Phase 3 trial in Ménière’s disease patients is underway in the United States with a second trial expected to be initiated in the European Union during the first quarter of 2016. OTO-311 is an NMDA receptor antagonist for the treatment of tinnitus that is in a Phase 1 clinical safety trial. Otonomy’s proprietary formulation technology utilizes a thermosensitive gel and drug microparticles to enable single dose treatment by a physician. For additional information please visit www.otonomy.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance of Otonomy. Forward-looking statements in this press release include, but are not limited to, Otonomy’s expectations regarding meeting with the FDA and timing of initiation of the OTIPRIO registration program for patients with acute otitis externa, the timing of completion of the second OTIPRIO Phase 2 clinical trial in AOMT patients, the timing of initiation of the OTO-104 Phase 2 clinical trial for cisplatin-induced hearing loss, the timing of initiation of the OTO-104 Phase 3 clinical trial for Ménière’s disease in the European Union, the timing of the OTO-311 Phase 1 and Phase 2 clinical trials, the market opportunity for Otonomy’s fourth program, financial guidance for 2016, and the statement by the company’s CEO regarding expectations for 2016. Otonomy’s expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties. Actual results may differ materially from those indicated by these forward-looking statements as a result of these risks and uncertainties, including but not limited to: Otonomy’s limited operating history and its expectation that it will incur significant losses for the foreseeable future; Otonomy’s ability to obtain additional financing; Otonomy’s dependence on the commercial success of OTIPRIO and the regulatory success and advancement of additional product candidates, such as OTO-104 and OTO-311; the uncertainties inherent in the drug development process, including, without limitation, Otonomy’s ability to adequately demonstrate the safety and efficacy of its product candidates, the preclinical and clinical results for its product candidates, which may not support further development, and challenges related to patient enrollment in clinical trials; Otonomy’s ability to obtain regulatory approval for its product candidates; side effects or adverse events associated with Otonomy’s product candidates; competition in the biopharmaceutical industry; Otonomy’s dependence on third parties to conduct preclinical studies and clinical trials; Otonomy’s dependence on third parties for the manufacture of OTIPRIO and product candidates; Otonomy’s dependence on a small number of suppliers for raw materials; Otonomy’s ability to protect its intellectual property related to OTIPRIO and its product candidates in the United States and throughout the world; expectations regarding potential market size, opportunity and growth; Otonomy’s ability to manage operating expenses; implementation of Otonomy’s business model and strategic plans for its business, products and technology; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in Otonomy’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2016, and Otonomy’s future reports to be filed with the SEC. The forward-looking statements in this press release are based on information available to Otonomy as of the date hereof. Otonomy disclaims any obligation to update any forward-looking statements, except as required by law.

Contacts:

Media Inquiries

Canale Communications

Heidi Chokeir, Ph.D.

Senior Vice President

619.849.5377

heidi@canalecomm.com

Investor Inquiries

Westwicke Partners

Robert H. Uhl

Managing Director

858.356.5932

robert.uhl@westwicke.com

Otonomy, Inc.

Condensed Balance Sheet Data

(in thousands)

	As of December 31,
	2015	2014
Cash and cash equivalents	$158,664	$139,810
Short-term investments	26,172	16,223
Total assets	193,030	159,164
Total liabilities	11,496	5,551
Accumulated deficit	(164,137)	(102,469)
Total stockholders’ equity	181,534	153,613

Otonomy, Inc.

Condensed Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Operating expenses:
Research and development	$13,277	$7,187	$38,762	$31,803
General and administrative	7,869	2,667	23,214	7,836

Total operating expenses	21,146	9,854	61,976	39,639

Loss from operations	(21,146)	(9,854)	(61,976)	(39,639)
Other income (expense)	4	60	308	(3,238)

Net loss	(21,142)	(9,794)	(61,668)	(42,877)
Accretion to redemption value of convertible preferred stock	—	—	—	(35)

Net loss attributable to common stockholders	$(21,142)	$(9,794)	$(61,668)	$(42,912)

Net loss per share attributable to common stockholders, basic and diluted	$(0.87)	$(0.46)	$(2.57)	$(5.46)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	24,262,874	21,158,394	23,952,562	7,853,228

Otonomy, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information

(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Reconciliation of GAAP to non-GAAP operating expenses
GAAP operating expenses	$21,146	$9,854	$61,976	$39,639
Non-GAAP adjustment
Stock-based compensation expense (1)	(2,395)	(797)	(7,716)	(1,692)

Non-GAAP operating expenses	$18,751	$9,057	$54,260	$37,947

Reconciliation of GAAP to non-GAAP net loss attributable to common stockholders
GAAP net loss attributable to common stockholders	$(21,142)	$(9,794)	$(61,668)	$(42,912)
Non-GAAP adjustment
Stock-based compensation expense (1)	2,395	797	7,716	1,692

Non-GAAP net loss attributable to common stockholders	$(18,747)	$(8,997)	$(53,952)	$(41,220)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.87)	$(0.46)	$(2.57)	$(5.46)
Non-GAAP adjustment
Stock-based compensation expense	0.10	0.04	0.32	0.22

Non-GAAP net loss attributable to common stockholders, basic and diluted	$(0.77)	$(0.43)	$(2.25)	$(5.25)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	24,262,874	21,158,394	23,952,562	7,853,228

(1) Includes R&D-related stock-based compensation expense of:	$875	$353	$2,969	$760
Includes G&A-related stock-based compensation expense of:	$1,520	$444	$4,747	$932

###